UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 5, 2017

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Dynavax Technologies Corporation (“Dynavax” or the “Company”), filed with the Securities and Exchange Commission (“SEC”) on  January 5, 2017 (the “Original Form 8-K”).

In the Original Form 8-K, Dynavax reported under Items 8.01 and 9.01 information pertaining to an organizational restructuring.  The Original Form 8-K incorporated by reference a press release which provided details regarding the restructuring, including a global reduction in workforce and an estimated $3.0 million in restructuring costs, primarily in the first quarter of 2017. This Form 8-K/A amends the Original Form 8-K to include the information in Item 2.05 below.

Item 2.05.    Costs Associated with Exit or Disposal Activities

On January 4, 2017, Dynavax, committed to organizational restructuring and cost reductions to align around its immuno-oncology business, while allowing it to advance HEPLISAV-B™ [Hepatitis B Vaccine, Recombinant (Adjuvanted)], its investigational hepatitis B vaccine candidate, through the U.S. Food and Drug Administration review process and an approval decision.

To achieve these cost reductions, Dynavax suspended manufacturing for HEPLISAV-B and reduced its global workforce by 38 percent. The company will incur restructuring costs related to one-time employee termination benefits, currently estimated to be $3.0 million, which will be primarily paid in cash in the first quarter of 2017.

This Item 2.05 contains "forward-looking" statements and estimates, including anticipated cost reductions and estimated restructuring costs.  These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including whether anticipated cost reductions will be achieved and other risks detailed in the “Risk Factors” section of our most recent periodic report filed with the SEC.  These statements represent our estimates and assumptions only as of the date of this Current Report. We do not undertake any obligation to update publicly any such forward-looking statements, even if new information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: January 13, 2017	By:	/s/ MICHAEL OSTRACH
Michael Ostrach
Senior Vice President